World Monitor Trust III 10-K

Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

  The undersigned, David K. Spohr, hereby certifies pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Annual Report on Form 10-K of World Monitor Trust III – Series J for the period January 1, 2013 to December 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ David K. Spohr
Name:	David K. Spohr
Title:	Senior Vice President and Director of Fund Administration & Chief Compliance Officer
(Principal Financial/Accounting Officer)
Kenmar Preferred Investments, L.P.,
Managing Owner of
World Monitor Trust III – Series J

Date: March 18, 2014